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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 1998





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                        0-11402                74-1666060
(STATE OR OTHER JURISDICTION           (COMMISSION             (IRS EMPLOYER
    OF INCORPORATION)                  FILE NUMBER)          IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000




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ITEM 5.  OTHER EVENTS.

          As previously reported by the registrant in a Current Report on Form 8-K dated April 21, 1998 and filed April 27, 1998, the registrant received a letter from Symbol Technologies, Inc. expressing interest in a business combination with the registrant. In a Current Report on Form 8-K dated May 8, 1998 and filed May 13, 1998, the registrant further reported that its board of directors had determined that Symbol's suggested business combination was not in the best interest of Telxon and its shareholders and that two purported class actions alleging claims relating to the suggested business combination had been filed against the registrant and its directors.

        Subsequently, on June 2, 1998, Symbol issued a press release announcing that the registrant had "rejected Symbol's written proposal of June 1, 1998 to acquire Telxon for $40 per share in cash or up to $42 per share in cash and Symbol shares, subject to due diligence." Symbol's press release further stated that the "acquisition proposal will expire by its terms at noon on June 8, 1998." On June 5, 1998, the registrant issued a press release announcing that, following private discussions with Symbol in an attempt to reach a mutual agreement, the registrant's board of directors had rejected Symbol's unsolicited $40 cash proposal. The registrant's press release further noted that the second Symbol proposal involving a combination of cash/stock did not contain enough information to be considered by its board. A Symbol press release issued June 8, 1998 announced that the proposals described in the June 2, 1998 Symbol press release had been withdrawn.

          A copy of the registrant's June 5, 1998 press release is included as
Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                  99     Press Release issued by the registrant on June 5, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELXON CORPORATION



Date:  June 26, 1998                       By:  /s/ Kenneth W. Haver
                                                --------------------
                                                Kenneth W. Haver
                                                Senior Vice President and
                                                Chief Financial Officer


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